SCHEDULE 14A
(Rule 14a—101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a—12
IMAGE ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)
LIONS GATE ENTERTAINMENT CORP.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LIONS GATE ENTERTAINMENT CORP.

2700 Colorado Avenue, Suite 200
Santa Monica, California 90404

Fellow Stockholders of Image Entertainment:

We are the second-largest stockholder of Image, and are sending you the enclosed proxy statement and the accompanying BLUE proxy card because we are soliciting proxies from you and other stockholders of Image to be used at Image’s 2006 annual meeting of stockholders, scheduled to be held on October 10, 2006. At this annual meeting, a total of seven directors of Image will be elected, two Class I directors elected to serve a one-year term expiring at the next, or 2007, annual meeting of Image, two Class II directors elected to serve a two-year term expiring at the 2008 annual meeting of Image and three Class III directors elected to serve a three-year term expiring at the 2009 annual meeting of Image.

We are seeking your support for the election of six independent candidates — candidates we have nominated to Image’s board of directors because we believe that the current directors of Image are not acting, and will not act, in your best interests.

We believe the stockholders of Image, including Lionsgate, deserve independent representation on Image’s board of directors. We nominated the independent candidates named in this proxy statement based upon their achievements in corporate governance, business and finance, and the entertainment industry, and we invite you to review their qualifications described in the proxy statement. These candidates have no previous relationship with either Lionsgate or Image. We believe these candidates are independent under applicable Nasdaq and SEC standards.

We believe that every stockholder of Image, including you, deserves a board of directors that is answerable to and will act in the best interests of all stockholders. We urge you to send a strong message to Image that you want such a board. The only way to send that message is by voting to elect the independent candidates named in this proxy statement.

Whether or not you plan to attend the 2006 annual meeting, we urge you to vote for the election of the independent candidates nominated by Lionsgate today by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope, or by voting by telephone or via the Internet following the instructions on the enclosed BLUE proxy card.

We urge you not to sign or return any proxy card sent to you by the board of directors of Image. If you have previously signed a proxy card sent to you by the board of directors of Image or have voted by telephone or via the Internet as instructed by the board of directors of Image, you can revoke that proxy and change your vote to a vote for the independent candidates nominated by Lionsgate by signing, dating and returning the enclosed BLUE proxy card in the enclosed postage-paid envelope, by delivering a written notice of revocation to Lionsgate c/o Innisfree M&A Incorporated, or by instructing Lionsgate by telephone or via the Internet as to how you would like your shares voted (instructions are on the enclosed BLUE proxy card).

ANY VOTE FOR ANY OF THE INCUMBENT NOMINEES AFTER YOU VOTE FOR LIONSGATE’S NOMINEES WILL HAVE THE EFFECT OF INVALIDATING YOUR VOTE FOR OUR SLATE.

Please note that Lionsgate has only nominated six independent candidates and has not nominated any person to fill the final, seventh seat on Image’s board of directors which is also up for election. Because Lionsgate has not nominated any person to be elected to this seventh seat, if you use our BLUE proxy card or follow the instructions on our BLUE proxy card to vote your shares by telephone or via the Internet FOR the election of the independent candidates we have nominated, you will not be able to cast any vote for this seventh seat, and voting in person at Image’s 2006 annual meeting of stockholders would be the only way to vote both for the election of the independent candidates and a director to fill this seventh seat. Because Image elects its directors by plurality voting, this seventh seat will be filled by a person nominated by Image’s incumbent directors. If enough of the independent candidates we nominate are elected to Image’s board of directors, the person nominated by Image’s incumbent directors and elected to the seventh seat may decline to serve. In that event, the new Image board of directors would have the right and power, if it deemed the same to be appropriate, to appoint a new director to fill the vacant position.

Remember, if you hold your Image shares with a brokerage firm or bank, only they can exercise voting rights with respect to your shares, and they can only do so upon receipt of your specific instructions. Accordingly, it is critical that you promptly contact the person responsible for your account and give written instructions to vote the BLUE proxy card for the election of the independent candidates nominated by Lionsgate. Lionsgate recommends that you provide a copy of those instructions to Lionsgate, c/o Innisfree M&A Incorporated, 501 Madison Avenue, New York, New York 10022, so that we will be aware of the instructions given and can attempt to ensure that those instructions are followed.

If you have any questions or require any assistance in executing or delivering your BLUE proxy or voting by telephone or via the Internet, please call our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue
New York, New York 10022
Shareholders Call Toll-Free: (888) 750-5834
Banks and Brokers Call Collect: (212) 750-5833

Sincerely,

Jon Feltheimer
Chief Executive Officer

September 5, 2006

PROXY STATEMENT OF LIONS GATE ENTERTAINMENT CORP.
IMPORTANT
QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION
THE INDEPENDENT CANDIDATES
PROPOSAL 1 ELECTION OF DIRECTORS
VOTING
OTHER INFORMATION
ANNEX A
ANNEX B
ANNEX C
ANNEX D
ANNEX E

2006 ANNUAL MEETING OF STOCKHOLDERS
OF
IMAGE ENTERTAINMENT, INC.

PROXY STATEMENT
OF
LIONS GATE ENTERTAINMENT CORP.

This Proxy Statement is furnished by Lions Gate Entertainment Corp., a British Columbia corporation (“Lionsgate”), in connection with its solicitation of BLUE proxies to be used at the 2006 annual meeting of stockholders of Image Entertainment, Inc., a Delaware corporation (“Image”), and at any adjournments, postponements or reschedulings thereof (the “2006 Annual Meeting”). Pursuant to this Proxy Statement, Lionsgate is soliciting proxies from stockholders of Image (the “Stockholders”) to elect six independent candidates nominated by Lionsgate (the “Independent Candidates”) as directors of Image to constitute six of the seven members of the entire Board of Directors of Image (the “Image Board”). Image has announced that the 2006 Annual Meeting will be held on October 10, 2006, and that the record date for determining those Stockholders who are entitled to vote at such meeting was August 25, 2006 (the “Record Date”). The meeting will be held at 10:00 a.m. local time at the Woodland Hills Country Club, located at 21150 Dumetz Road, Woodland Hills, California.

This Proxy Statement and the enclosed BLUE proxy card are first being sent or given to Stockholders on or about September 11, 2006. Image’s principal executive offices are located at 20525 Nordhoff Street, Suite 200, Chatsworth, California 91311.

THIS SOLICITATION IS BEING MADE BY LIONSGATE AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF IMAGE.

Lionsgate seeks to give the Stockholders an opportunity to elect new directors constituting a majority of the Image Board. At the 2006 Annual Meeting, a total of seven directors will be elected, divided into three classes, with two Class I directors elected for a one-year term expiring at the next, or 2007, annual meeting of Image, two Class II directors elected for a two-year term expiring at the 2008 annual meeting of Image and three Class III directors elected for a three-year term expiring at the 2009 annual meeting of Image. Lionsgate has nominated a total of six Independent Candidates for election, two in each of the three Classes comprising the Board. Lionsgate is asking for your vote to elect the six Independent Candidates as directors. Lionsgate believes the Independent Candidates are independent under Nasdaq’s general standards for director independence. In addition, Lionsgate believes the Independent Candidates are independent under the heightened independence standards applicable to audit committee members under Nasdaq and SEC rules.

In October 2005, Lionsgate made an offer to acquire Image for $4.00 cash per share, after acquiring 4,033,996 shares of Image’s common stock, par value $0.001 per share (“Common Stock”), or approximately 18.9% of all outstanding shares of Common Stock, to become Image’s second-largest Stockholder. That offer was rejected by a Special Committee of Image’s Board. In July 2006 Lionsgate made another, subsequent offer to acquire Image at the same $4.00 per share cash price (the “Offer”). Although the Offer was not formally rejected by the Special Committee, it did subsequently expire on its terms without any formal response from Image. The $4.00 per share consideration offered by Lionsgate in the October 2005 offer and again in the Offer made in July 2006 represents a 9.1% premium to Image’s average closing stock price for the 20 trading days immediately preceding the date of this Proxy Statement. Furthermore, this offer price represents a 33.3% premium to Image’s undisturbed closing stock price of $3.00 on September 13, 2005, the day prior to the announcement of Lions Gate’s interest in acquiring Image, and a 40.4% premium to Image’s undisturbed closing stock price of $2.85 on July 13, 2005, the day prior to Lions Gate’s first share purchase on the open market.

The only commitment given to Lionsgate by the Independent Candidates with respect to their service on the Image Board, if elected, and the only such commitment Lionsgate has sought from the Independent Candidates, is that they will exercise their independent judgment in all matters before the Image Board in accordance with their fiduciary duties imposed by law. Accordingly, although the Independent Candidates have not made, nor has Lionsgate sought, any commitments with respect to the Offer or with respect to any other offers to acquire Image previously made or to be made by Lionsgate in the future, Lionsgate anticipates that the Independent Candidates will cause the Image Board to fairly review any offer to acquire Image made by Lionsgate or any other person or entity, and to take whatever action they determine to be in the best interests of Image and its Stockholders, including potentially presenting a transaction to the Image Stockholders for their approval.

As explained in the detailed instructions on your BLUE proxy card, there are four ways you can vote. You may:

1. Sign, date and return the enclosed BLUE proxy card to Lionsgate c/o Innisfree M&A Incorporated in the enclosed postage-paid envelope. We recommend that you vote on the BLUE proxy card even if you plan to attend the 2006 Annual Meeting;

2. Vote via the Internet by following the voting instructions on the BLUE proxy card or the voting instructions provided by your bank, broker or other nominee. Internet voting procedures are designed to authenticate your identity, allow you to vote your shares of Image stock and confirm that your instructions have been properly recorded. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had signed and returned a BLUE proxy card. If you submit your vote by Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies;

3. Vote by telephone by following the voting instructions on the BLUE proxy card or the instructions provided by your bank, broker or other nominee. Your telephone vote authorizes the named proxies to vote your shares of Image stock in the same manner as if you had signed and returned a BLUE proxy card; or

4. Vote in person by attending the 2006 Annual Meeting. Written ballots will be distributed to Stockholders who wish to vote in person at the 2006 Annual Meeting. If you hold your shares through a bank, broker or other nominee, you must obtain a legal proxy from such nominee in order to vote in person at the meeting.

Any proxy granted pursuant to this solicitation or otherwise may be revoked by the person granting the proxy at any time before it is voted at the 2006 Annual Meeting. Proxies may be revoked by (i) delivering a written notice of revocation bearing a later date than the proxy, (ii) duly executing and delivering a later dated written proxy relating to the same shares, (iii) instructing Lionsgate by telephone or via the Internet as to how you would like those same shares to be voted (instructions are on your BLUE proxy card) or (iv) attending the 2006 Annual Meeting and voting in person (although attendance at the 2006 Annual Meeting will not in and of itself constitute a revocation of a proxy). To be effective, any written notice of revocation or subsequent BLUE proxy should be mailed to Lionsgate c/o Innisfree M&A Incorporated, or hand-delivered to the Secretary of Image at the 2006 Annual Meeting before the taking of the vote. If you hold your shares through a bank, broker or other nominee holder, only they can revoke your proxy on your behalf.

If you previously voted for the incumbent nominees of Image’s Board, you may change your vote. To change your vote, simply sign, date and return the enclosed BLUE proxy card in the accompanying postage-paid envelope, deliver a written notice of revocation to Lionsgate c/o Innisfree M&A Incorporated or to the Secretary of Image, or instruct us by telephone or via the Internet as to how you would like your shares voted (instructions are on the BLUE proxy card).

We strongly urge you to vote FOR the Independent Candidates nominated by Lionsgate. Unless you vote in person at the 2006 Annual Meeting, only your latest dated proxy or your last telephone or Internet vote will be counted in the votes cast at the Annual Meeting. This means that any vote for any of the incumbent nominees of Image’s Board AFTER you vote for the Independent Candidates nominated by Lionsgate will have the effect of invalidating your vote for our entire slate.

The quorum necessary to transact business at the Annual Meeting is a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date, represented in person or by proxy. Abstentions, votes withheld and broker non-votes will be counted as present for purposes of determining whether a quorum is present.

Delaware law expressly provides for the authorization of proxies by electronic means. Accordingly, you may submit your proxy by telephone or via the Internet. To submit a proxy with voting instructions by telephone, please call the telephone number listed on the BLUE proxy card. Proxies may also be submitted via the Internet. Please refer to the BLUE proxy card for the website information. If you vote by telephone or via the Internet, you will be required to provide the unique control number which has been printed on your BLUE proxy card. In addition to the instructions on the BLUE proxy card, step-by-step instructions will be provided by a recorded telephone message, if you submit your proxy by telephone, or at the designed website, if you submit your proxy via the Internet. If you submit your proxy by telephone, you will receive confirmation that your vote by telephone was successfully submitted, and if you submit your proxy via the Internet, you may provide an email address to receive confirmation that your vote via the Internet was successfully submitted.

“Broker non-votes” occur when a bank, broker or other nominee holder has not received voting instructions with respect to a particular proposal and the nominee holder does not have discretionary power to vote on that proposal. We do not believe that banks, brokers or other nominee holders will have discretion to vote on any proposal voted on at the 2006 Annual Meeting. Shares that are voted “For,” “Against,” “Abstain” or “Withheld” on a proposal are treated as shares voted at the Annual Meeting (referred to as the “Votes Cast”) with respect to such proposal. Broker non-votes are not treated as Votes Cast at the Annual Meeting.

For the election of directors, assuming a quorum is present, the directors will be elected by a plurality vote of the shares of Common Stock represented in person or by proxy. Since broker non-votes are not treated as Votes Cast, they will have no effect on the election of directors. In addition, although shares that are voted “Against,” “Abstain” or “Withheld” are Votes Cast, because the directors are elected by a plurality they will also have no effect on the election. Only shares voted “For” nominees in each Class will determine which nominees are elected to serve as directors for that Class. According to Image’s definitive proxy statement for the 2006 Annual Meeting, “the nominees receiving the highest number of votes will be elected as directors.” Lionsgate does not believe that this provides Stockholders with any certainty regarding which directors will be elected to which Classes of the Image Board, because it is possible for the Stockholders to elect more persons nominated to a particular Class than the number of Board seats for that Class. Just to use one possible example, assume that both the two persons nominated by Image’s incumbent Board as Class I directors and the two persons nominated by Lionsgate as Class I directors are all among the seven nominees receiving the highest number of votes, and that none of the persons nominated by either Image’s incumbent Board or Lionsgate as Class II directors are among the seven nominees receiving the highest number of votes. In that case, Image’s announced methodology does not provide any basis for assigning those four directors among Class I and Class II. Lionsgate believes that in the absence of clear guidance from Image to Stockholders (which Image did not provide in its definitive proxy statement for the 2006 Annual Meeting) or an agreement between Image and Lionsgate which is publicly announced to all Stockholders, that the more logical result which is consistent with Delaware law is that the two nominees for Class I receiving the highest number of “For” Votes Cast for Class I nominees will be elected as directors for Class I, the two nominees for Class II receiving the highest number of “For” Votes Cast for Class II nominees will be elected as directors for Class II and the three nominees for Class III receiving the highest number of “For” Votes Cast for Class III nominees will be elected as directors for Class III.

According to Image’s public filings, there were 21,576,544 shares of its Common Stock outstanding on August 25, 2006, the Record Date, and no shares of its preferred stock outstanding. Stockholders are entitled to one vote per share.

IMPORTANT

IF YOU HAVE ALREADY SENT A PROXY TO THE BOARD OF DIRECTORS OF IMAGE, YOU MAY REVOKE THAT PROXY AND CHANGE YOUR VOTE TO A VOTE FOR THE ELECTION OF THE INDEPENDENT CANDIDATES NOMINATED BY LIONSGATE BY SIGNING, DATING AND MAILING THE ENCLOSED BLUE PROXY CARD, BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO LIONSGATE C/O INNISFREE M&A INCORPORATED OR TO THE SECRETARY OF IMAGE, OR BY INSTRUCTING US BY TELEPHONE OR VIA THE INTERNET AS TO HOW YOU WOULD LIKE YOUR SHARES VOTED (INSTRUCTIONS ARE ON YOUR BLUE PROXY CARD).

HOLDERS OF SHARES AS OF THE RECORD DATE ARE URGED TO SUBMIT A BLUE PROXY CARD EVEN IF YOUR SHARES ARE SOLD AFTER THE RECORD DATE.

IF YOU PURCHASED SHARES AFTER THE RECORD DATE AND WISH TO VOTE THOSE SHARES, YOU SHOULD OBTAIN A BLUE PROXY CARD FROM THE SELLER OF THOSE SHARES.

IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY THAT INSTITUTION CAN VOTE THOSE SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO SIGN AND RETURN ON YOUR BEHALF THE BLUE PROXY CARD AS SOON AS POSSIBLE.

QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION

What are we asking you to vote for?

Lionsgate is asking you to vote to replace six of Image’s incumbent directors with six independent directors nominated by Lionsgate who have indicated they will act in your best interests in accordance with their fiduciary duties.

Please see “Proposal 1-Election of Directors” for a complete description of the actions we are proposing.

Who are the Independent Candidates that Lionsgate has nominated to be elected to the Image Board?

Lionsgate proposes that Jack R. Crosby and Barry David Perlstein be elected as Class I directors of Image, for a one year term expiring at the next, or 2007 annual meeting of Image’s Stockholders, that Edward Huguez and Joseph J. Incandela be elected as Class II directors of Image, for a two year term expiring at the 2008 annual meeting of Image’s Stockholders, and that Duke K. Bristow, Ph.D. and Joachim Kiener and be elected as Class III directors of Image, for a three year term expiring at the 2009 annual meeting of Image’s Stockholders. These nominees are independent persons not affiliated with Lionsgate or Image. They are highly qualified individuals who are committed to maximizing value for all of Image’s Stockholders.

Why are we soliciting your vote?

Lionsgate is soliciting your vote because Lionsgate believes that Image’s current directors are not acting, and will not act, in your best interests to evaluate Image’s business and strategic alternatives to maximize value to all of its Stockholders. Since becoming Image’s second largest Stockholder in September 2005, Lionsgate has been observing Image’s current Board and senior executives and their management of Image, and considering all of its options with respect to its investment in Image. Image has publicly reported that it formed a Special Committee of its Board in October 2005, and that it engaged Lazard Frères & Co. as sole financial advisor to that Special Committee in April 2006, with a mandate to conduct a thorough review of Image’s businesses and strategic options, and to work with Image to properly assess the best course for Image and all of its Stockholders. To date, almost an entire year after forming the Special Committee, and nearly five months after engaging a financial advisor to advise and assist that Special Committee, no results from that review have been announced by Image.

Due to Image’s continued failure to announce any results from this review undertaken by the Special Committee or even to provide an update on this review, Lionsgate does not believe that the Board or its Special Committee are meaningfully exploring strategic alternatives to maximize value for Image’s Stockholders. Meanwhile, Image’s Common Stock is trading below the price per share offered by Lionsgate in the Offer. For those reasons, Lionsgate has lost confidence in the ability and/or desire of the current Image Board to maximize value to Stockholders.

Accordingly, Lionsgate seeks to give Stockholders the opportunity to elect new directors constituting the majority of the Image Board who will act in the best interests of all Stockholders. Lionsgate believes that you and the other Stockholders of Image should have the right to decide whether a sale of Image is appropriate at this time and to consider whether any offers received by Image are in your best interest. A vote for the Independent Candidates lets Image’s current directors know that you disagree with their management of Image, that you want directors who will represent your best interests, and that you want to have the opportunity to consider any offers made to acquire Image.

If you elect the Independent Candidates, are you agreeing to the sale of Image?

No. The Independent Candidates are independent persons who are committed to acting in your best interests and maximizing value for all Stockholders. The only commitment given to Lionsgate by the Independent Candidates with respect to their service on the Image Board, if elected, and the only such commitment Lionsgate has sought from the Independent Candidates, is that they will exercise their independent judgment in all matters before the Image Board in accordance with their fiduciary duties. Accordingly, the Independent Candidates have not made, nor has Lionsgate sought, any commitments with respect to the sale of Image, whether to Lionsgate or to any other person or entity. Lionsgate anticipates that the Independent Candidates will cause the Image Board to conduct a fair process to evaluate all strategic alternatives, which may include meeting with Lionsgate to discuss the merits of the Offer or a new offer to acquire Image, and which may also include meeting with all other parties who express interest in acquiring Image, in accordance with their fiduciary duties.

What matters are before the Stockholders at the 2006 Annual Meeting?

At the 2006 Annual Meeting, the Stockholders will be asked to consider the following matter:

PROPOSAL 1. Election of two Class I directors, each to serve for a one-year term expiring at the next, or 2007, annual meeting of Image’s Stockholders, two Class II directors, each to serve for a two-year term expiring at the 2008 annual meeting of Image’s Stockholders, and three Class III directors, each to serve for a three-year term expiring at the 2009 annual meeting of Image’s Stockholders.

Lionsgate urges you to return the BLUE proxy card and vote in favor of the Independent Candidates nominated to fill six of the seven board seats up for election with regard to Proposal 1.

Who can vote at the 2006 Annual Meeting?

If you owned Image Common Stock at the close of business on August 25, 2006, you have the right to vote for the Independent Candidates nominated by Lionsgate, and on all other matters presented at the 2006 Annual Meeting.

How many shares must be voted in favor of the Independent Candidates to elect them?

Image has publicly announced that, assuming a quorum is present at the meeting, the seven nominees who receive the most votes will be elected. However, Lionsgate believes that, again assuming a quorum is present at the meeting, the two nominees for Class I who receive the most “For” votes should be elected as the directors for Class I, the two nominees for Class II who receive the most “For” votes should be elected as the directors for Class II and the three nominees for Class III who receive the most “For” votes should be elected as the directors for Class III.

What should you do to vote for the Independent Candidates?

There are four ways to vote:

•	BY MAIL — sign, date and return the enclosed BLUE proxy card to Lionsgate c/o Innisfree M&A Incorporated in the enclosed postage-paid envelope. We recommend that you vote on the BLUE proxy card even if you plan to attend the 2006 Annual Meeting.

•	VIA THE INTERNET — vote via the Internet by following the voting instructions on the BLUE proxy card or the voting instructions provided by your bank, broker or other nominee.

•	BY TELEPHONE — vote by telephone by following the voting instructions on the BLUE proxy card or the instructions provided by your bank, broker or other nominee.

•	IN PERSON — vote in person by attending the 2006 Annual Meeting and completing a written ballot. Please note that if you hold your shares through a bank, broker or other nominee, you must obtain a legal proxy from such nominee in order to vote in person at the meeting.

Whom should you call if you have questions about the solicitation?

Please call our proxy solicitor Innisfree M&A Incorporated toll free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

THE INDEPENDENT CANDIDATES

At the 2006 Annual Meeting, Lionsgate will propose that:

•	Jack R. Crosby and Barry David Perlstein be elected as Class I directors of Image, each to hold office for a one year term until the next, or 2007, annual meeting of Image’s Stockholders and until his successor is elected and qualified or until his death, resignation, retirement or removal;

•	Edward Huguez and Joseph J. Incandela be elected as Class II directors of Image, each to hold office for a two year term until the 2008 annual meeting of Image’s Stockholders and until his successor is elected and qualified or until his death, resignation, retirement or removal; and

•	Duke K. Bristow, Ph.D. and Joachim Kiener be elected as Class III directors of Image, each to hold office for a three year term until the 2009 annual meeting of Image’s Stockholders and until his successor is elected and qualified or until his death, resignation, retirement or removal.

Each Independent Candidate has agreed, upon election to the Image Board, to exercise his independent judgment in accordance with his fiduciary duties in all matters that come before the Image Board.

Lionsgate believes the Independent Candidates are independent under Nasdaq’s general standards for director independence. In addition, Lionsgate believes the Independent Candidates are independent under the heightened independence standards applicable to audit committee members under Nasdaq and SEC rules.

The Independent Candidates have furnished the following information regarding their principal occupations and certain other matters:

Duke K. Bristow, Ph.D.  Dr. Bristow has been with the University of California, Los Angeles (“UCLA”) for more than 15 years, where he has been an economist since 1995. His research and teaching interests include corporate governance, corporate finance and entrepreneurship. Previously, he was with Eli Lilly & Company (NYSE:LLY) for ten years. He held management positions in the pharmaceutical, medical device and diagnostics divisions and in corporate finance. Dr. Bristow has been a director of Landec Corporation (NASDAQ:LNDC — a designer, developer, manufacturer and seller of temperature-activated and other specialty polymer products) since September 2004. He serves on the boards of, or as an advisor to, a number of public and private organizations. He earned a B.S. in Chemical Engineering from Purdue University, an M.B.A. from Indiana University, and his Ph.D. in Financial Economics from UCLA. Dr. Bristow is 49 years old.

Jack R. Crosby.  Since December 1997, Mr. Crosby has been Chairman of the Board of Directors of CinemaStar Luxury Theaters, Inc. (“CinemaStar”), an owner and operator of five multi-screen movie theaters in Southern California and Northern Mexico that was formerly traded on NASDAQ, and has served as its Chief Executive Officer since February 1998. On January 4, 2001, CinemaStar filed a voluntary petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of California. After having been delisted from NASDAQ in December 2001, CinemaStar emerged from bankruptcy protection in August 2002 as a privately-held company. Mr. Crosby was Chairman of the Board of Directors of Tescorp, Inc., an owner and operator of cable television systems in Argentina (then listed on NASDAQ), from its inception in 1980 until it was sold in February 1998, and was Chief Executive Officer of Tescorp from 1991 until its sale. Mr. Crosby is also Chairman of The Rust Group, a private investment partnership headquartered in Austin, Texas. From 1982 through early 1985, Mr. Crosby served as a member of the Board of Directors of Orion Pictures Corporation, and since 1992 has been a director and a member of the Audit Committee and the Compensation Committee of National Dentex Corporation (NASDAQ:NADX — an owner and operator of dental laboratories). He earned a B.B.A. in Business from The University of Texas at Austin. Mr. Crosby is 79 years old.

Edward Huguez.  Since September 2004, Mr. Huguez has been the Executive Vice President, Affiliate Sales and Marketing, for Starz Entertainment Group LLC, a provider of premium movie services, including through its Starz and Encore pay TV channels; Starz is a wholly-owned subsidiary of Liberty Media Corporation (NASDAQ:LCAPA). Prior to that, from January 2001 to June 2003 he was President, Chief

Executive Officer and Chairman of the Board of Midstream Technologies, a privately-held provider of network-based on-demand solutions to the cable TV industry. From May 1998 until its sale to Akamai Technologies Inc. in August 2000, he was Chief Operating Officer of INTERVU, Inc., an outsourcing service for streaming audio and video content over the Internet, which during his tenure was publicly traded on NASDAQ. Before that, from September 1992 to April 1998, he was employed by the DirectTV unit of Hughes Electronics Corporation, serving as Vice President, Programming Acquisitions, from September 1992 to February 1995 and as Vice President and General Manager, New Media Services and Interactive Platforms, from March 1995 to April 1998. Mr. Huguez earned a B.A. in Political Science from Arizona State University and an M.B.A. in Business from the UCLA Anderson School of Management. Mr. Huguez is 48 years old.

Joseph J. Incandela.  Since 2005, Mr. Incandela has been Chairman of the Board of Advisors of The Cross Country Group, LLC, a privately-held provider of roadside services to the domestic automobile industry, and has been a member of the Board of Advisors since 2003. Effective September 17, 2006, Mr. Incandela will be the Chief Executive Officer of Cross Country Home Services, a wholly-owned subsidiary of the Cross Country Group. He founded Overture Capital Partners, a private equity firm, in 2000, and was its President until 2004. Prior to that, Mr. Incandela was a Managing Director of the Thomas H. Lee Company, a private equity investment company, from 1991 to 1999. From 1989 to 1991 he was interim Chief Executive Officer of Darling International, a provider of rendering, recycling, and recovery solutions to the domestic food industry, from 1986 to 1989 he was Chairman and Chief Executive Officer of Amerace Corp., a manufacturing company, and from 1983 to 1986 he was Chief Executive Officer of Conductron Corporation, an electronics company. Prior to 1983, Mr. Incandela served as a General Manager of Thomas & Betts Corporation’s Electronic Connector Products Division. Mr. Incandela also served as a member of the Board of Directors of Deutsche Asset Management Smallcap Fund Inc., a closed-end mutual fund, from 1989 to 2002, serving as Chairman of the Board of Directors from 2000 to 2002. He earned a B.S. degree in Economics from Wagner College. Mr. Incandela is 59 years old.

Joachim Kiener.  Since November 2001, Mr. Kiener has been a private investor. From July 2000 to November 2001, Mr. Kiener was Co-President and Co-Chief Operating Officer of Gemstar — TV Guide International, Inc. (NASDAQ:GMST), a global media and technology company, and in that capacity he oversaw its television and magazine businesses. Prior to that, he served as Chairman and Chief Executive Officer, and a director, of TV Guide, Inc. from March 1999 until its merger with Gemstar International Group Limited in July 2000 to form Gemstar — TV Guide International, Inc. From 1996 to 1998, he was an Executive Vice President and the Chief Operating Officer of HarperCollins Publishers, a book publisher and a division of News Corporation. Prior to 1996, he held a variety of senior management positions with major corporations in the recorded music and music publishing industry. He earned a Dipl. Wirtsch. Ing. degree in Business Administration and Engineering and a Doctorate in Business from the University of Darmstadt, Germany. Mr. Kiener is 53 years old.

Barry David Perlstein.  Since July 2004, Mr. Perlstein has been Chief Executive Officer and a member of the Board of Directors of SDI Media Group, Inc., a privately-held provider of localization services to the entertainment industry. Mr. Perlstein’s affiliation with SDI Media Group began when he joined Gelula & Co. as Vice-President of Operations in 1999, and, following its sale to SDI Media, he remained with the company, which became SDI Media USA, and became its President in 2000. In 2003, Mr. Perlstein became Chief Executive Officer of SDI Media, the predecessor to SDI Media Group, Inc. Prior to that, from 1995 to 1998 Mr. Perlstein was the Principal of BDP Consulting, a provider of strategic and investment advice to both publicly-traded and privately-held companies. From 1991 to 1994 he was a management consultant with McKinsey and Company and with A.T. Kearney, Inc. Mr. Perlstein earned a B.A. in Applied Mathematics from Harvard College and a J.D. from Harvard Law School. Mr. Perlstein is 42 years old.

Each of the Independent Candidates has agreed to be named in this proxy statement and to serve as a director of Image, if elected. Lionsgate does not expect that any of the Independent Candidates will be unable to stand for election or serve as a director, but if any vacancy in the slate of the Independent Candidates nominated by Lionsgate occurs for any reason (including if Image makes or announces any changes to its bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any or all of the Independent Candidates), the shares represented by the enclosed BLUE proxy card will be voted for a substitute candidate nominated by Lionsgate in compliance with the rules of the SEC and any other applicable law.

Compensation of Image Directors

If elected to the Image Board, the Independent Candidates will not receive any compensation or indemnification from Lionsgate for their service as directors of Image.

According to publicly available information as of the date of this Proxy Statement, if the Independent Candidates are elected as directors of Image, as non-employee directors they would receive $2,000 for each Image Board or committee meeting requiring in-person attendance, and $500 for each Image Board or committee meeting requiring telephonic attendance. In addition, a non-employee director appointed as Audit Committee Chairman will be paid $2,500 per quarter. In addition to cash compensation, pursuant to guidelines established by the Image Board, discretionary awards may be granted to non-employee directors in connection with becoming a member of the Board, to reward a director’s exceptional or extraordinary services, or in consideration for services to the company outside the scope of the normal duties in the ordinary course of being a director. Each of the Independent Candidates, if elected, would be indemnified by Image for service as a director to the same extent indemnification is provided to other directors under Image’s Certificate of Incorporation. In addition, Lionsgate believes that upon election, the Independent Candidates would be covered by Image’s officer and director liability insurance, if any, and be entitled to any other benefits made available to directors by Image. All information regarding Image’s director compensation and benefits arrangements set forth in this proxy statement is derived solely from Image’s public filings with the SEC.

None of the Independent Candidates nor any of their associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of Image, or is subject to any arrangement described in Item 402 of Regulation S-K (“Regulation S-K”) under the Securities Act of 1933, as amended.

Other than as described in this Proxy Statement, Lionsgate is not aware of any other arrangements pursuant to which non-employee directors of Image were to be compensated for services as a director during Image’s last fiscal year.

Arrangements between Lionsgate and the Independent Candidates

Pursuant to a nomination agreement with each of its nominees (each, a “Nomination Agreement”), Lionsgate agreed to pay each Independent Candidate $20,000 in consideration of his agreement to be an Independent Candidate (which amount has been paid), to reimburse each Independent Candidate for his reasonable expenses incurred in connection with his agreement to be an Independent Candidate, and to pay the reasonable legal fees and expenses of a single independent legal counsel selected collectively by and acting for the Independent Candidates. Lionsgate has also agreed, on the terms and subject to the conditions of the Nomination Agreement, to indemnify, defend and hold harmless each Independent Candidate from and against any and all losses, claims, damages, liabilities, judgments, costs, and expenses (including reasonable fees and disbursements of counsel and costs of investigation) to which such Independent Candidate may become subject or which such Independent Candidate may incur in connection with being made, or threatened with being made, a party or witness (or in any other capacity) to any proceeding at law or in equity or before any governmental agency or board or any other body whatsoever (whether arbitral, civil, criminal, trial, appeal, administrative, formal, informal, investigative or other), arising out of or based upon his being an Independent Candidate or a “participant in a solicitation” (as defined in Instruction 3 to Item 4 of Schedule 14A (Rule 14a-101) promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Other than the Nomination Agreements, there are no other arrangements or understandings between or among Lionsgate and any Independent Candidate or any other person or persons pursuant to which any Independent Candidate was to be selected as an Independent Candidate. In addition, Lionsgate entered into a Nomination Agreement with Eric K. Doctorow and submitted written notice to Image of Lionsgate’s intent to nominate Mr. Doctorow as an Independent Nominee. Mr. Doctorow

subsequently submitted to Lionsgate written notice of his withdrawal as a nominee for election to the Image Board, and Lionsgate submitted written notice to Image of its intent to substitute Jack R. Crosby as an Independent Nominee in his place.

The form of Nomination Agreement entered into with each Independent Candidate is attached to this Proxy Statement as Annex D. Other than pursuant to the Nomination Agreements, no future compensation, reimbursements, indemnification or insurance coverage is expected to be provided to the Independent Candidates by or on behalf of Lionsgate.

Additional Information Concerning the Independent Candidates

The Independent Candidates have also furnished additional miscellaneous information located in Annex A of this proxy statement as required by the SEC.

PROPOSAL 1

ELECTION OF DIRECTORS

According to publicly available information, the Image Board currently consists of one class of seven members, comprised of six directors elected by the Stockholders at Image’s 2005 annual meeting of Stockholders and one director, who is a co-managing member of Relativity Media, LLC, who was appointed by the other six incumbent Image directors effective August 11, 2006 following the Board’s decision to increase its size to seven members in connection with Image entering into a home video distribution agreement with Relativity Media, LLC. In accordance with Image’s bylaws, at the 2006 Annual Meeting, Image’s Board will be divided into three classes, designated Class I, Class II, and Class III, as nearly equal in number as the then total number of directors permits. Accordingly, as Image’s Board currently has seven directors, Image has publicly announced that, at the 2006 Annual Meeting, two Class I directors will be elected for a one year term, to serve until Image’s next, or 2007, annual meeting of Stockholders and until his successor is elected and qualified or until his death, resignation, retirement or removal, two Class II directors will be elected for a two year term, to serve until Image’s 2008 annual meeting of Stockholders and until his successor is elected and qualified or until his death, resignation, retirement or removal, and three Class III directors will be elected for a three year term, to serve until Image’s 2009 annual meeting of Stockholders and until his successor is elected and qualified or until his death, resignation, retirement or removal. At each succeeding annual meeting of Image’s Stockholders beginning in 2007, successors to the class of directors whose terms expire at that annual meeting will be elected for three year terms.

At the 2006 Annual Meeting, Lionsgate will propose that Jack R. Crosby and Barry David Perlstein be elected as Class I directors, to serve a one year term until the 2007 annual meeting of Image’s Stockholders, that Edward Huguez and Joseph J. Incandela be elected as Class II directors, to serve two year terms until the 2008 annual meeting of Image’s Stockholders, and that Duke K. Bristow, Ph.D. and Joachim Kiener be elected as Class III directors, to serve three year terms until the 2009 annual meeting of Image’s Stockholders. If elected, each of these Independent Candidates will hold office until the applicable annual meeting of Image’s stockholders and until his successor is elected and qualified or until his death, resignation, retirement or removal. For information on the Independent Candidates nominated by Lionsgate to fill six of the seven board seats up for election, please see “The Independent Candidates.”

Lionsgate has not nominated any person to fill the final, seventh Board seat up for election, which is a Class III Board seat created in August 11, 2006 following the Board’s decision to increase its size to seven members in connection with Image entering into a home video distribution agreement with Relativity Media, LLC. Because Lionsgate has not nominated any person to be elected this seventh Board seat, if you use our BLUE proxy card or follow the instructions on our BLUE proxy card to vote your shares by telephone or via the Internet FOR the election of the Independent Candidates, you will not be able to cast any vote by proxy with respect to the election of a director to fill this seventh Board seat. The only way you would be able to vote both for the election of the Independent Candidates and for the election of a director to fill the seventh Board seat would be to vote in person by attending the 2006 Annual Meeting. Because Image’s directors are elected by plurality voting, this seventh Board seat will be filled by a person nominated by Image’s incumbent Board. If all of the Independent Candidates are elected, or enough Independent Candidates are elected to constitute a majority of the Board, the person nominated by Image and elected to the seventh Board seat may not be willing to not serve on a Board comprised of a majority of Independent Candidates. If the person elected to the seventh Board seat does decline to serve, Lionsgate will not cause any person to be appointed, nominated or elected to that empty seventh Board seat. Instead, the seventh Board seat will remain vacant, unless the Independent Candidates, following their election to the Board, determine in the exercise of their independent judgment that one or more persons should be appointed to that empty seventh Board seat, and even in that event Lionsgate will not propose or nominate any person to be appointed to fill the seat, but would instead leave the matter solely to the discretion of the Board.

Each Independent Candidate has agreed, upon election to the Image Board of Directors, to exercise his independent judgment in accordance with his fiduciary duties in all matters that come before the Image Board of Directors.

Lionsgate believes the Independent Candidates are independent under Nasdaq’s general standards for director independence, as well as under Image’s own published standards for director independence. In addition, Lionsgate believes the Independent Candidates are independent under the heightened independence standards applicable to audit committee members under Nasdaq and SEC rules.

Lionsgate is the second largest Stockholder of Image, having acquired beneficial ownership of 4,033,996 shares of Common Stock, or approximately 18.9% of the shares outstanding as of August 25, 2006, the Record Date, in a series of open market purchases and private exchanges from July 2005 through September 2005. Lionsgate made an offer to acquire Image for $4.00 cash per share of Common Stock in October 2005. A Special Committee of Image’s Board rejected that offer on October 31, 2005. Lionsgate subsequently made another offer, which we refer to as the “Offer” in this Proxy Statement, to acquire Image at the same $4.00 cash per share of Common Stock price in July 2006. Although the Offer was not formally rejected by the Special Committee, it did subsequently expire on its terms without any formal response from Image. At the time the October 2005 offer was rejected, and at the time the Offer was made in July 2006, each represented a per share 33% premium to Image’s closing stock price of $3.00 on September  13, 2005, the day prior to the initial announcement of Lionsgate’s interest in acquiring Image, and a per share 40.4% premium to Image’s closing stock price of $2.85 on July 13, 2005, the day prior to Lionsgate’s first share purchase of Image shares on the open market. If the Offer had been made on the date of this Proxy Statement, it would represent a per share 9.1% premium to Image’s average closing stock price on the 20 trading days immediately preceding the date of this Proxy Statement.

Lionsgate remains interested in acquiring Image, if an acquisition can be negotiated that is in the best interests of Lionsgate’s Stockholders. However, the only commitment given to Lionsgate by the Independent Candidates with respect to their service on the Image Board, if elected, and the only such commitment Lionsgate has sought from the Independent Candidates, is that, if elected, such candidates shall exercise their independent judgment in all matters before the Image Board in accordance with their fiduciary duties imposed by law. Accordingly, the Independent Candidates have not made, nor has Lionsgate sought, any commitments with respect to the Offer or with respect to any other offers to acquire Image previously made or to be made by Lionsgate in the future. Lionsgate anticipates that the Independent Candidates will cause the Image Board to fairly review any offer to acquire Image made by Lionsgate or any other person or entity, and if they find that offer to be in the best interests of Image and its Stockholders, to present that offer to the Image Stockholders in accordance with their fiduciary duties.

Lionsgate asks you to replace six of Image’s incumbent directors with the Independent Candidates, who have indicated they will act in your best interests in accordance with their fiduciary duties.

Lionsgate strongly recommends that you vote your BLUE proxy card FOR the election of the Independent Candidates nominated to serve as Image’s Board.

VOTING

The accompanying BLUE proxy card will be voted in accordance with your instructions.

Election of Independent Candidates to the Board.  You may vote for the slate of Independent Candidates nominated to replace six of the seven incumbent directors on the Image Board by marking the proper box on the enclosed BLUE proxy card. You may also withhold your vote from the entire slate by marking the proper box on the BLUE proxy card, or withhold your vote from any one or more of such Independent Candidates by marking the proper box and writing the name of any such Independent Candidate in the space provided on the BLUE proxy card. Notwithstanding the foregoing, Lionsgate urges you to vote for all of the Independent Candidates nominated by Lionsgate to comprise the majority of the next Image Board. If no direction is given, your shares will be voted FOR the election of such Independent Candidates.

Lionsgate strongly recommends a vote FOR the Independent Candidates nominated to fill six of the seven Board seats up for election.

If any other matters properly come before the 2006 Annual Meeting that are not described in Image’s proxy statement, the persons named in the enclosed form of proxy will vote such proxies as Lionsgate may recommend, and otherwise in the proxy holders’ discretion.

OTHER INFORMATION

Information About Lionsgate

Lionsgate is a corporation incorporated under the laws of British Columbia, Canada. Lionsgate’s corporate head office is located at 1055 West Hastings Street, Suite 2200, Vancouver, British Columbia V6E 2E9, and our telephone number there is (604) 721-0719. Our principal executive offices are located at our corporate head office and at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404, where our telephone number is (310) 449-9200.

Our principal business is the development, production and distribution of feature films, television series, television movies and mini-series, non-fiction programming and animated programming. As an independent distribution company, we also acquire distribution rights from a wide variety of studios, production companies and independent producers.

Lionsgate beneficially owns 4,033,996 shares of Image’s Common Stock, beneficial ownership of which were acquired by Lionsgate from July 2005 through September 2005 in a series of open-market and negotiated transactions. Annex E to this Proxy Statement sets forth the dates on which Lionsgate made open-market purchases of Image’s Common Stock and the amount of shares purchased on each such date.

In addition to these open-market purchases, Lionsgate made purchases pursuant to three separate exchange agreements entered into on September 9, 2005 between Lionsgate and each of Mark Cuban (pursuant to which Lionsgate acquired beneficial ownership of 883,798 shares of Common Stock on September 9, 2006), The Metolius Fund, L.P. (pursuant to which Lionsgate acquired beneficial ownership of 1,027,419 shares of Common Stock on September 9, 2006) and various accounts controlled by Gruber & McBaine Capital Management, LLC (pursuant to which Lionsgate acquired beneficial ownership of an aggregate of 401,350 shares of Common Stock on September 9, 2006), for an aggregate of 2,312,567 shares of Common Stock, in each case in exchange for Lionsgate’s issuance to each seller of restricted shares of Lionsgate’s common stock in a ratio ascribing a value of $4.00 per share of Common Stock based on the market price of Lionsgate’s common stock as of the date of those exchange agreements. On September 12, 2005, Lionsgate entered into an additional exchange agreement with various other accounts controlled by Gruber & McBaine Capital Management, LLC named therein, pursuant to which Lionsgate completed the purchase from such selling parties of an aggregate of 571,429 shares of Common Stock on March 31, 2006 in exchange for restricted shares of Lionsgate’s common stock in a ratio ascribing a value of $4.00 per share of Common Stock based on the market price of Lionsgate’s common stock as of the date of that exchange agreement.

Each of these exchange agreements include a price protection provision pursuant to which Lionsgate is required to issue to the other parties thereto additional shares of Lionsgate’s common stock or cash if Lionsgate completes an acquisition of Image at a higher exchange ratio within one year of entering into the exchange agreement. In connection with entering into the exchange agreements, Lionsgate also entered into a registration rights agreement with each of the parties to the exchange agreements pursuant to which Lionsgate granted those parties certain registration rights with respect to the shares of Lionsgate’s common stock issued to those parties in exchange for Image Common Stock.

Other than these open-market purchases and negotiated transactions, Lionsgate has not purchased or sold any securities of Image in the past two years.

Except as disclosed in this “Information About Lionsgate” section of this Proxy Statement, Lionsgate is not, nor since April 1, 2005 has Lionsgate been, a party to any contract, arrangement or understanding with any person with respect to any securities of Image, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Since April 1, 2005 Lionsgate has not had any direct or indirect material interest in any transaction or series of transactions, or currently proposed transaction, or series of similar transactions, to which Image or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000.

Except inasmuch as the Independent Candidates have acknowledged that, if they are nominated and elected to serve on the Image Board, they will exercise their fiduciary duties and independent judgment in accordance with applicable law in considering all matters before Image’s Board, Lionsgate does not have any arrangement or understanding with any person with respect to any future employment by Image or its affiliates, or with respect to any future transactions to which Image or any of its affiliates will or may be a party.

Solicitation of Proxies

Lionsgate has retained Innisfree M&A Incorporated to assist in soliciting BLUE proxies from banks, brokers, nominees, institutions and individuals and to provide consulting and analytic services related to these solicitations. Lionsgate has agreed to pay Innisfree a fee not to exceed $100,000 for assisting Lionsgate in soliciting proxies for the 2006 Annual Meeting, has agreed to reimburse Innisfree for its out-of-pocket expenses and has agreed to indemnify Innisfree under certain circumstances. Innisfree anticipates that it will use approximately 35 persons in its solicitation efforts. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held as of the Record Date. Lionsgate will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, directors, officers and employees of Lionsgate may solicit BLUE proxies. Information regarding directors, officers and employees of Lionsgate who may assist in the solicitation of proxies is included in Annex B attached to this proxy statement. No additional compensation will be paid for such services. Solicitation may be conducted in person, by mail, by telephone, by e-mail, by Internet communication or by facsimile.

Lionsgate has engaged Jefferies & Company, Inc. (“Jefferies”) as its financial advisor to provide certain financial advisory and investment banking services. Neither Jefferies nor any of its respective affiliates was retained by Lionsgate to solicit proxies for the 2006 Annual Meeting. Jefferies does not admit that it or any of its directors, officers, employees, affiliates or controlling persons is a “participant,” as defined in Schedule 14A promulgated under the Exchange Act, in the solicitation of proxies for the 2006 Annual Meeting, or that Schedule 14A requires the disclosure of certain information concerning them. However, Jefferies and certain of its respective directors, officers, employees, affiliates or controlling persons may assist Lionsgate in its solicitation as part of their broader engagement, although neither Jefferies nor any such directors, officers, employees, affiliates or controlling persons will receive any fee for, or in connection with, any solicitation activities apart from the fees Jefferies is otherwise entitled to receive under its engagement. Information regarding Jefferies and its directors, officers, employees, affiliates or controlling persons who may assist Lionsgate in soliciting proxies is included in Annex B attached to this proxy statement.

All costs incidental to the solicitations of proxies on behalf of Lionsgate will be borne by Lionsgate. Total expenditures for these solicitations are estimated to be approximately $1,500,000. Such costs do not include costs represented by salaries and wages of regular Lionsgate employees and officers. Total expenditures to date are approximately $800,000.

Deadline for Submitting Stockholder Proposals and Director Nominations for the Next Annual Meeting

In its definitive proxy statement filed with the SEC with respect to the 2006 Annual Meeting, Image has publicly announced the following information with respect to the submission of Stockholder proposals for Image’s 2007 annual meeting of Stockholders under Rule 14a-8 of the Exchange Act and under Image’s bylaws, and with respect to the nomination by Stockholders of persons for election to the Image Board at Image’s 2007 annual meeting of Stockholders:

“To be considered for inclusion in our proxy solicitation materials for the 2007 Annual Meeting of Stockholders, a stockholder proposal under SEC Rule 14a-8 must be received by our Corporate Secretary at our principal executive offices no later than August 25, 2007.

A stockholder may wish to have a proposal (other than a proposal in respect of a nominee for election to the Board) presented at the 2007 Annual Meeting of Stockholders but not to have the proposal included in our proxy statement for the meeting. If notice of the proposal is not received by us by August 25, 2007, then the proposal will be deemed untimely under Rule 14a-4(c) under the Securities Exchange Act of 1934, and we will have the right to exercise discretionary voting authority with respect to the proposal.

Under Article III, Section 4 of our Bylaws, nominations for election of members of the Board may be made by the Board or any stockholder of any outstanding class of our voting stock entitled to vote for the election of directors. Notice of intention to make any nominations, other than the Board of Directors, must be made in writing and be received by our President no more than 60 days prior to a meeting of stockholders called for the election of directors, and no more than ten days after the date the notice of the meeting is sent to stockholders. The notice must contain the following information about each nominee:

•	name and address,

•	principal occupation, and

•	number of shares of our voting stock owned.

The notice must also contain the name and residence address of the notifying stockholder, and the number of shares of our voting stock owned by the notifying stockholder. Nominations not made in accordance with these procedures will be disregarded by the chairman of the meeting, and the inspectors of election will then disregard all votes cast for the nominees.”

Image has indicated in its proxy materials for the 2006 Annual Meeting that Stockholder proposals or notices of intent to nominate candidates for election as directors should be submitted to Image Entertainment, Inc., Attention: Corporate Secretary, at 20525 Nordhoff Street, Suite 200, Chatsworth, California.

LIONS GATE ENTERTAINMENT CORP.

Dated: September 5, 2006

ANNEX A

MISCELLANEOUS INFORMATION CONCERNING
THE INDEPENDENT CANDIDATES

The business address of each Independent Candidate is as follows:

Duke K. Bristow
UCLA Anderson School of Management
110 Westwood Plaza, C517
Los Angeles, California 90095

Jack R. Crosby
327 Congress Avenue, Suite 350
Austin, Texas 78701

Edward Huguez
Starz Entertainment Group LLC
8900 Liberty Circle
Englewood, Colorado 80112

Joseph J. Incandela
Cross Country Home Services
1625 NW 136 Ave., Suite 200
Ft. Lauderdale, Florida 33323

Joachim Kiener
P.O. Box 2184
Bridgehampton, New York 11932

Barry David Perlstein
SDI Media Group, Inc.
10950 Washington Blvd., Ste. B
Culver City, California 90232

None of the Independent Candidates nor their associates owns, directly or indirectly, beneficially or of record, any shares of Common Stock or other securities of Image or its subsidiaries. None of the Independent Candidates has purchased or sold any securities of Image in the past two years. None of the Independent Candidates is, or has been within the past year, a party to any contract, arrangement, or understanding with any person with respect to any securities of Image.

Except inasmuch as the Independent Candidates have acknowledged that, if they are nominated and elected to serve on the Image Board, they will exercise their fiduciary duties and independent judgment in accordance with applicable law in considering all matters before Image’s Board, none of the Independent Candidates or any of their associates have any arrangement or understanding with any person with respect to any future employment by Image or its affiliates, or with respect to any future transactions to which Image or its affiliates may be a party.

None of the Independent Candidates has any material relationship or agreement with Lionsgate other than the Nomination Agreements, except that Mr. Perlstein is the Chief Executive Officer and a director of SDI Media Group, Inc., a provider of localization services to Lionsgate as well as to other major motion picture studios in the United States. Aggregate payments by Lionsgate to SDI Media Group have not exceeded $200,000, or more than one percent of SDI Media Group’s annual revenues, in Lionsgate’s current fiscal year or any previous fiscal year.

Except as disclosed in the Proxy Statement, there are no arrangements or understandings between the Independent Candidates and any other party pursuant to which any such Independent Candidate was or is to be selected as a director or nominee to the Board of Directors of Image.

A-1

None of the Independent Candidates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter known to him to be acted upon at the 2006 Annual Meeting other than elections to office.

There are no family relationships (as defined in Item 401(d) of Regulation S-K) between any of the Independent Candidates or between any of the Independent Candidates and any director or executive officer of Image.

On January 4, 2001, CinemaStar Luxury Theatres, Inc., a Delaware corporation engaged in the business of owning and operating multi-screen movie theaters in Southern California and Northern Mexico (Mr. Crosby then served and continues to currently serve as Chairman of the Board of Directors, Chief Executive Officer and a director), filed a voluntary petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of California, and later emerged from bankruptcy protection in August 2002 as a privately-held company. No Independent Candidate has been involved in any other legal proceedings in the past five years that would be required to be disclosed under Item 401(f) of Regulation S-K.

There are no material proceedings in which any of the Independent Candidates or any of their associates is a party adverse to Image or any of its subsidiaries, or proceedings in which such Independent Candidates or associates have a material interest adverse to Image or any of its subsidiaries. No occupation or employment was carried on by any of the Independent Candidates with Image or any corporation or organization which is or was a parent, subsidiary or other affiliate of Image, and none of the Independent Candidates has ever served on the Image Board.

None of the following persons or entities has been indebted to Image or its subsidiaries at any time since April 1, 2005, in an amount in excess of $60,000: (i) the Independent Candidates, (ii) any immediate family members of any of the Independent Candidates, (iii) any corporation or organization of which any of the Independent Candidates is an executive officer or partner, (iv) any corporation or organization of which any of the Independent Candidates is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities or (v) any trust or other estate in which any of the Independent Candidates has a substantial beneficial interest or serves as a trustee or in a similar capacity.

None of the relationships regarding the Independent Candidates described under Item 404(b) of Regulation S-K exists or has existed since April 1, 2005. There are no relationships involving any of the Independent Candidates or any of their associates that would have required disclosure under Item 402(j) of Regulation S-K had the Independent Candidates been directors of Image.

Except as disclosed herein, since April 1, 2005 none of the Independent Candidates nor any member of the immediate family of the Independent Candidates has any direct or indirect material interest in any transaction or series of transactions, or currently proposed transaction, or series of similar transactions, to which Image or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000.

A-2

ANNEX B

PARTICIPANTS IN THE SOLICITATION OF PROXIES

Set forth below are the names, principal business addresses and principal occupations or employment of the directors, officers, employees and other representatives of Lionsgate who are “participants” under SEC rules and who may assist in Lionsgate’s solicitation of proxies in connection with the 2006 Annual Meeting, and the name, principal business and address of any corporation or other organization in which their employment is carried on. Information with respect to the Independent Candidates is included in the attached proxy statement and in Annex A thereto, which is hereby incorporated herein. The Independent Candidates are also “participants” under SEC rules.

Directors, Officers and Employees of Lionsgate

The name and principal occupation or employment of each director, officer and employee of Lionsgate who is a “participant” are set forth below. For each person, the principal business address is care of Lions Gate Entertainment Corp., 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to employment with Lionsgate.

Address of Principal
	Present Position with Lionsgate	Employer
Name	or Other Principal Occupation or Employment	(if Other than Lionsgate)

Jon Feltheimer	Chief Executive Officer and Director
Mark Amin	Vice Chairman and Director
Michael Burns	Vice Chairman and Director
Steven Beeks	President
James Keegan	Chief Financial Officer, Chief Administrative Officer, and Chief Accounting Officer
Wayne Levin	Executive Vice President, Corporate Operations, and General Counsel
Marni Wieshofer	Executive Vice President, Corporate Development
Normal Bacal	Director Lawyer, Managing Partner, Heenan Blaikie LLP	P.O. Box 185, Suite 2600 200 South Bay Street South Tower, Royal Bank Plaza Toronto, Ontario M5J 2J4
Arthur Evrensel	Director Lawyer, Heenan Blaikie LLP	1055 West Hastings Street Ste. 2200 Vancouver, British Columbia V6E 2E9
Morley Koffman	Director Lawyer, Koffman Kalef Business Lawyers	19th Floor 855 West Georgia Street Vancouver, British Columbia V6C 3H4
Harald Ludwig	Director President, Macluan Capital Corporation	Ste. 940, 1040 West Georgia Street Vancouver, British Columbia V6E 4H1

Address of Principal
	Present Position with Lionsgate	Employer
Name	or Other Principal Occupation or Employment	(if Other than Lionsgate)

Laurie May	Director President, Maple Pictures Corp.	2 Bloor St. W. Suite 1001 Toronto, Ontario M4W 3E2
G. Scott Paterson	Director Chief Executive Officer, Paterson Partners Inc.	161 Bay St., Ste. 3840 P.O. Box 214 Toronto, Ontario M5J 2S1
Daryl Simm	Director Chief Executive Officer, Omnicom Media Group	Omnicom Group, Inc. 437 Madison Avenue New York, New York 10022
Hardwick Simmons	Director, Retired
Brian Tobin	Director Senior Business Advisor, Fraser Milner Casgrain LLP	Suite 3900 1 First Canadian Place 100 King Street West Toronto, Ontario M5X 1B2

Other Participants

Although Jefferies does not admit that it or any of its directors, officers, employees or affiliates is a “participant” as defined in Schedule 14A promulgated under the Exchange Act, or that Schedule 14A requires the disclosure of certain information concerning them, the following employees of Jefferies may assist Lionsgate in the solicitation of proxies and are therefore “participants’’. The address of Jefferies is 520 Madison Avenue, New York, New York 10022.

Name	Title	Principal Business Address

Mark Leavitt	Managing Director	520 Madison Avenue New York, New York 10022
Peter Lombard	Managing Director	1050 Winter Street, 2nd Floor Waltham, Massachusetts 02451
Gregory Dawkins	Senior Vice President	520 Madison Avenue New York, New York 10022

Interests of Participants

To Lionsgate’s knowledge, with respect to the individuals listed above under “Directors, Officers and Employees of Lionsgate” or “Other Participants” in this Annex B:

•	No such person is the beneficial owner, directly or indirectly, of any Image securities.

•	No such person is the record owner of any Image securities.

•	No such person is the beneficial owner, directly or indirectly, of any securities of any parent or subsidiary of Image.

•	No associate of any such person is the beneficial owner, directly or indirectly of any Image securities, other than Lionsgate.

•	No such person has purchased or sold Image securities in the past two years.

•	No such person is, or has been within the past year, a party to any contract, arrangement, or understanding with any person with respect to any Image securities.

•	Except inasmuch as the Independent Candidates have acknowledged that, if they are nominated and elected to serve on the Image Board, they will exercise their fiduciary duties and independent judgment in accordance with applicable law in considering all matters before Image’s Board, none of the Independent Candidates is party to any arrangement or understanding with any person with respect to any future employment by Image or its affiliates, or with respect to any future transactions to which Image or its affiliates may be a party.

•	No associate of any such person is party to any arrangement or understanding with any person with respect to any future employment by Image or its affiliates, or with respect to any future transactions to which Image or its affiliates may be a party.

•	Since April 1, 2005, no such person nor any member of the immediate family of such person has had any direct or indirect material interest in any transaction or series of transactions, or currently proposed transaction, to which Image or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000, except that in the ordinary course of business, certain employers, past employers or companies with which such persons have been associated may be or have been customers of Image.

•	In December 2001, Mr. Paterson, a director of Lionsgate, entered into a Settlement Agreement with the Ontario Securities Commission in connection with conduct that was, in the view of the Commission, contrary to the public interest in connection with certain corporate finance and trading activities engaged in by Mr. Paterson and the investment dealer with which he was associated. Mr. Paterson has fulfilled the terms of the Settlement Agreement which provided that he could not be registered under the Securities Act (Ontario) until December 19, 2003, that he make a voluntary payment to the Commission of one million Canadian dollars and that he temporarily cease trading for a six-month period. There were no allegations of securities rule or law breaches. No restrictions were imposed on Mr. Paterson regarding his capacity to act as an officer and/or director of public companies.

ANNEX C

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF IMAGE

The following information is based solely upon Lionsgate’s review of Image’s publicly available filings with the SEC. The following table sets forth as of August 25, 2006, the Record Date (except as noted below), certain information with respect to the beneficial ownership of Image’s Common Stock by (i) each person reported by Image to own beneficially more than 5% of the outstanding shares of its Common Stock (“Principal Stockholder”), (ii) each director of Image, (iii) each executive officer named in the Summary Compensation Table in Image’s proxy statement, and (iv) all directors and executive officers of Image as a group.

	Common Stock
	Beneficially	Percent
Name(1)	Owned(2)(3)	of Class(4)

Image Investors Co.(5)	6,069,767	28.00%
Lions Gate Entertainment Corp.	4,033,996	18.70%
Standard Broadcasting Corp. Ltd.(6)	1,542,283	7.15%
Martin W. Greenwald(7)	1,471,089	6.62%
David Borshell	357,657	1.63%
Jeff M. Framer	292,031	1.34%
Ira S. Epstein(8)	99,720	*
M. Trevenen Huxley	56,720	*
Robert J. McCloskey	30,000	*
Gary Haber	25,700	*
David Coriat	5,000	*
Lynwood Spinks	0	*
All directors and executive officers as a group (9 persons)	2,337,917	10.12%

*	Less than 1%

(1)	The mailing address of Image Investors Co. is c/o Metromedia Company, One Meadowlands Plaza, East Rutherford, NJ 07073. The mailing address of Lions Gate Entertainment Corp. is 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404. The mailing address of Standard Broadcasting Corporation Limited is 2 St. Clair Avenue West, Suite 1100, Toronto, Ontario, Canada M4V 1L6. The mailing address of the other individuals listed is c/o Image Entertainment, Inc., 20525 Nordhoff Street, Suite 200, Chatsworth, CA 91311.

(2)	The number of shares beneficially owned includes shares of Common Stock in which a person has sole or shared voting power and/or sole or shared investment power. Except as noted below, each person named reportedly has sole voting and investment powers with respect to the Common Stock beneficially owned by that person, subject to applicable community property and similar laws. On August 25, 2006, there were 21,576,544 shares of Common Stock, par value $0.0001 per share, outstanding.

C-1

(3)	The number of shares listed as beneficially owned by each named person (and the directors and executive officers as a group) includes shares of Common Stock underlying options and rights (including warrants) vested as of or vesting within 60 days after August 25, 2006, as follows:

	Options	Warrants

Image Investors Co.	0	100,000
Lions Gate Entertainment Corp.	0	0
Standard Broadcasting Corp. Ltd.	0	0
Mr. Greenwald	649,500	0
Mr. Borshell	337,250	0
Mr. Framer	273,250	0
Mr. Epstein	85,000	0
Mr. Haber	25,000	0
Mr. Huxley	40,000	0
Mr. McCloskey	30,000	0
Mr. Coriat	5,000	0
Mr. Spinks	0	0
All directors and executive officers as a group (9 persons)	1,445,000	0

(4)	Common Stock not outstanding but which underlies options and rights (including warrants) vested as of or vesting within 60 days after August 25, 2006, is deemed to be outstanding for the purpose of computing the percentage of the Common Stock beneficially owned by each named person (and the directors and executive officers as a group), but is not deemed to be outstanding for any other purpose. On March 29, 2006, the Compensation Committee of the Board of Directors of Image approved, and the full Board of Directors of Image ratified, the acceleration of vesting for all outstanding unvested stock options granted under Image’s equity compensation plans. In connection with the vesting acceleration, the Compensation Committee and the Board of Directors also imposed a holding period on the shares underlying the accelerated options, which would prevent the sale or other transfer of such shares until the date the shares would have vested under the original vesting schedule of the respective option, except that the holding period would end upon the close of a change in control transaction.

(5)	All of the shares of Common Stock are held of record by Image Investors Co. (“IIC”). The shares of Common Stock listed in the table as beneficially owned by IIC may also be deemed to be beneficially owned by John W. Kluge and Stuart Subotnick by virtue of their being directors, executive officers and the only shareholders of IIC. Messrs. Kluge and Subotnick have shared voting and investment powers with respect to the shares. Amendment No. 11 (dated December 30, 1992) to a Schedule 13D, dated July 18, 1988, filed on behalf of IIC, John W. Kluge, and Stuart Subotnick, states that IIC and Messrs. Kluge and Subotnick each “disclaims membership in a group, although a group might be deemed to exist.”

(6)	Based on information provided on Amendment No. 2 (filed May 11, 2006) to Schedule 13G dated September 25, 2002, filed with the SEC on behalf of Standard Broadcasting Corporation Limited.

(7)	Includes 50% of 1,030 shares of Common Stock held of record by Momandad, Inc., a corporation of which Mr. Greenwald and Stuart Segall (former director) are the sole shareholders. With respect to these shares, Messrs. Greenwald and Segall share voting and investment powers.

(8)	Includes 2,000 shares of Common Stock held by Mr. Epstein’s Keogh plan.

C-2

ANNEX D

NOMINATION AGREEMENT

LIONS GATE ENTERTAINMENT CORP.
2700 Colorado Boulevard
Santa Monica, California 90404

June   , 2006

Dear          :

This letter is with reference to your agreement to become a primary or alternate nominee for independent director (“Nominee”) of Image Entertainment, Inc., a Delaware corporation (“Image Entertainment”).

As a material inducement to you to become a Nominee, the undersigned hereby agrees to indemnify, defend and hold harmless you from and against any and all losses, claims, damages, liabilities, judgments, costs, and expenses (including reasonable fees and disbursements of counsel and costs of investigation) (collectively, “Losses”) to which you may become subject or which you may incur in connection with being made, or threatened with being made, a party or witness (or in any other capacity) to any proceeding at law or in equity or before any governmental agency or board or any other body whatsoever (whether arbitral, civil, criminal, trial, appeal, administrative, formal, informal, investigative or other), arising out of or based upon your being a Nominee or a “participant in a solicitation” (as defined in Instruction 3 to Item 4 of Schedule 14A (Rule 14a-101) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended); provided, that the obligations of the undersigned hereunder with respect to Losses arising out of or based upon any untrue statement or any omission of a material fact contained or required to be contained in any proxy statement or other proxy solicitation or related materials filed with the Securities and Exchange Commission or published for purposes of effectuating the activities of the undersigned shall be subject to the limitation that the foregoing indemnity shall not apply to the extent that such statement or omission was made in reliance upon and in conformity with information furnished by you in writing expressly for use in any such document.

The undersigned further agrees that the undersigned will (i) promptly reimburse you for all reasonable expenses (including first class air travel) incurred in the performance of your responsibilities as a Nominee, and (ii) directly pay for the reasonable legal fees and expenses incurred by one independent legal counsel selected collectively by and acting on behalf of all nominees for independent director of Image Entertainment.

In the event of the commencement or threatened commencement of any action in respect of which you may seek indemnification from us hereunder, you will give prompt written notice thereof to us, the failure of which shall not relieve us of our indemnification obligations hereunder except to the extent that we are materially prejudiced as a result therefor, and we shall promptly retain counsel to represent you, which such counsel shall be reasonably satisfactory to you and shall be free of any conflict of interest, and we shall timely pay all fees and disbursements of such counsel. You shall have the right to retain your own counsel and meaningfully participate in any such action, provided, that you shall be responsible for the fees of such counsel unless either (i) you and the undersigned mutually agree to the retention of such counsel or (ii) the undersigned (or any of its affiliates) is or is reasonably likely to become party to such action and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The undersigned shall in no event be liable for any settlement by you of any such action affected without our prior written consent, which shall not be unreasonably withheld. The undersigned shall not settle, without your prior written consent (which you may withhold in your sole discretion), any action in any manner that would impose any penalty, obligation or limitation on you (other than monetary damages for which the undersigned agrees to be wholly responsible) or that would contain any language that

D-1

could be viewed as an acknowledgement of wrongdoing on your part or otherwise as detrimental to your reputation.

Your rights to indemnification under this letter agreement shall include the right to be advanced any and all expenses incurred in connection with any indemnifiable claim as such expenses are incurred.

The undersigned shall pay to you a retainer in the amount of Twenty Thousand Dollars ($20,000) promptly following the date hereof, but in no event later than June 7, 2006. You shall be entitled to the full amount of such retainer even if you are not, for any reason, elected to serve on the Board of Directors of Image Entertainment; provided, however, that if at any time prior to Image Entertainment’s 2006 annual meeting of stockholders you provide us with written notice that you are voluntarily withdrawing as a Nominee, you will return to the undersigned the entire amount of such $20,000 retainer previously received by you concurrent with, or promptly after, submitting such written notice.

Notices and other communications under this letter agreement shall be in writing and delivered by a nationally-recognized overnight courier with tracking capability, if mailed to you, then to the address set forth above under your name, and, if mailed to the undersigned, then to the address indicated above in the letterhead. The failure of a party to insist upon strict adherence to any term contained herein shall not be deemed to be a waiver of such party’s rights thereafter to insist upon strict adherence to that term or to any other term contained herein. In the event that any one or more provisions of this letter agreement are deemed to be invalid, illegal or unenforceable by a court of competent jurisdiction, then such provision(s) shall be deemed severed to the least extent possible without affecting the validity, legality and enforceability of the remainder of this letter agreement. This letter agreement (i) shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles; (ii) contains the entire understanding of the parties with respect to the subject matter contained herein and may not be modified or amended expect by mutual written consent; (iii) shall inure to the benefit of and be binding upon the parties and their respective heirs, representatives, successors, and assigns; and (iv) may be executed in counterparts and delivered by facsimile signatures.

Very truly yours,

LIONS GATE ENTERTAINMENT CORP.

By:

ACCEPTED AND AGREED TO:

D-2

ANNEX E

LIONSGATE OPEN-MARKET ACQUISITIONS OF IMAGE COMMON STOCK

All listed transactions involved purchases of Image’s Common Stock on Nasdaq on behalf of Lions Gate Entertainment Corp. on the dates indicated.

		Number of
Stockholder	Date	Shares

Lions Gate Entertainment Corp.	July 14, 2005	62,500
Lions Gate Entertainment Corp.	July 15, 2005	23,900
Lions Gate Entertainment Corp.	July 18, 2005	21,300
Lions Gate Entertainment Corp.	July 19, 2005	26,100
Lions Gate Entertainment Corp.	July 20, 2005	17,000
Lions Gate Entertainment Corp.	July 21, 2005	45,100
Lions Gate Entertainment Corp.	July 22, 2005	15,800
Lions Gate Entertainment Corp.	July 25, 2005	34,400
Lions Gate Entertainment Corp.	July 26, 2005	14,600
Lions Gate Entertainment Corp.	July 27, 2005	4,500
Lions Gate Entertainment Corp.	July 28, 2005	27,533
Lions Gate Entertainment Corp.	July 29, 2005	65,010
Lions Gate Entertainment Corp.	August 1, 2005	5,000
Lions Gate Entertainment Corp.	August 2, 2005	76,200
Lions Gate Entertainment Corp.	August 3, 2005	6,900
Lions Gate Entertainment Corp.	August 4, 2005	6,200
Lions Gate Entertainment Corp.	August 5, 2005	172,600
Lions Gate Entertainment Corp.	August 8, 2005	50,000
Lions Gate Entertainment Corp.	August 9, 2005	3,900
Lions Gate Entertainment Corp.	August 10, 2005	2,500
Lions Gate Entertainment Corp.	August 11, 2005	82,200
Lions Gate Entertainment Corp.	August 12, 2005	21,300
Lions Gate Entertainment Corp.	August 15, 2005	25,200
Lions Gate Entertainment Corp.	August 16, 2005	25,037
Lions Gate Entertainment Corp.	August 17, 2005	15,100
Lions Gate Entertainment Corp.	August 18, 2005	70,920
Lions Gate Entertainment Corp.	August 19, 2005	40,400
Lions Gate Entertainment Corp.	August 22, 2005	38,600
Lions Gate Entertainment Corp.	August 23, 2005	13,700
Lions Gate Entertainment Corp.	August 24, 2005	36,300
Lions Gate Entertainment Corp.	September 9, 2005	50,000
Lions Gate Entertainment Corp.	September 12, 2005	10,000
Lions Gate Entertainment Corp.	September 13, 2005	40,000

E-1

PLEASE VOTE TODAY!
SEE REVERSE SIDE
FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED ▼

BLUE
THIS PROXY IS SOLICITED ON BEHALF OF LIONS GATE ENTERTAINMENT CORP. FOR USE AT
THE 2006 ANNUAL MEETING OF STOCKHOLDERS OF IMAGE ENTERTAINMENT, INC.
     This proxy is solicited on behalf of Lions Gate Entertainment Corp. (“Lionsgate”), and not on behalf of the Board of Directors of Image Entertainment, Inc. The undersigned stockholder of Image Entertainment, Inc., a Delaware corporation (“Image”), hereby appoints Jonathan Abrams, Michael Burns, Jon Feltheimer, James Keegan, and Wayne Levin, and each of them acting alone, proxies and attorneys–in–fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of Image Entertainment, Inc. to be held on October 10, 2006 at 10:00 a.m. local time, at the Woodland Hills Country Club, located at 21150 Dumetz Road, Woodland Hills, California, and at any adjournment, postponement, continuation or rescheduling thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.
     This proxy will be voted as directed. If no direction is indicated, the proxies named above will vote this proxy FOR the election of the candidates nominated by Lionsgate for directors. The proxies named above will vote on such other matters as may properly come before the meeting as Lionsgate may recommend or otherwise in the proxies’ discretion.
     This proxy revokes all prior proxies given by the undersigned with respect to the matters covered hereby.
Your vote is important. Please vote immediately.
Please mark, sign, date and return your proxy form in the enclosed postage–paid envelope.
[continued and to be signed on the reverse side]

YOUR VOTE IS IMPORTANT
Please take a moment now to vote your shares of Image Entertainment, Inc.
common stock for the upcoming Annual Meeting of Stockholders.
PLEASE REVIEW THE PROXY STATEMENT
AND VOTE TODAY IN ONE OF THREE WAYS:
1.	Vote by Telephone – Please call toll-free in the U.S. or Canada at 1-866-849-9665, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1345. Please follow the simple instructions. You will be required to provide the unique control number indicated below.
OR
2.	Vote by Internet – Please access https://www.proxyvotenow.com/image, and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number indicated below.

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR
3.	Vote by Mail – If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Lions Gate Entertainment Corp. c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED ▼

☒	Please mark votes as in this example.	BLUE

THIS PROXY IS SOLICITED ON BEHALF OF LIONS GATE ENTERTAINMENT CORP.

Proposal 1: Lionsgate strongly recommends a vote FOR the election of the candidates below.

1.	To elect two (2) Class I directors to serve one–year terms, two (2) Class II directors to serve two–year terms and three (3) Class III directors to serve three–year terms.

	Class I Directors:	Class II Directors:	Class III Directors:
	Jack R. Crosby	Edward Huguez	Duke K. Bristow, Ph.D.
	Barry David Perlstein	Joseph J. Incandela	Joachim Kiener

☐	FOR ALL CANDIDATES	☐	WITHHELD FROM ALL CANDIDATES

To withhold authority to vote for one or more of the nominees, check the “FOR ALL CANDIDATES” box above and write the candidate(s) name(s) in the space below

For all nominees except those written above

Date:

Signature

Signature

Title(s)

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. The undersigned hereby grants the proxies named on the front of this card the authority to vote in their discretion upon such other business as may properly come before the 2006 Annual Meeting of Image Entertainment, Inc. or any adjournment, postponement, continuation or rescheduling thereof.
PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE–PAID ENVELOPE TODAY.